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                                                                  EXECUTION COPY


                                                                    EXHIBIT 4.6



                                 FIRST AMENDMENT


               FIRST AMENDMENT, dated as of April 23, 2001 (this "Amendment"), to the Credit Agreement, dated as of March 29, 2000 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among VIASYSTEMS GROUP, INC., a Delaware corporation ("Holdings"), VIASYSTEMS, INC., a Delaware corporation (the "US Borrower"), VIASYSTEMS CANADA, INC., a Quebec corporation (the "Canadian Borrower"), PRINT SERVICE HOLDING N.V., a company organized under the laws of the Netherlands ("Print Service" and together with the Canadian Borrower and any Future Foreign Subsidiary Borrower, the "Foreign Subsidiary Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), THE CHASE MANHATTAN BANK OF CANADA ("Chase Canada"), as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"), CHASE MANHATTAN INTERNATIONAL LIMITED ("CMIL"), as the multicurrency administrative agent (in such capacity, the "Multicurrency Administrative Agent"), and THE CHASE MANHATTAN BANK ("Chase"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                                   WITNESSETH:

               WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

               WHEREAS, the Borrowers have requested, and upon the effectiveness of this Amendment, the parties hereto have agreed, that certain provisions of the Credit Agreement be amended upon the terms and conditions set forth below;

               NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

               SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. Unless otherwise indicated, all Section and subsection references are to the Credit Agreement.

               SECTION 2. Amendments to Subsection 1.1 (Definitions). Subsection
1.1 of the Credit Agreement is hereby amended as follows:

         (a) by deleting from the beginning of the definition of "Applicable Margin" through the second table contained therein and substituting in lieu thereof the following:

                  "Applicable Margin": (a) in the case of Tranche B Term Loans and Tranche B Chips Term Loans, 2.75% for Base Rate Loans and 3.75% for Eurocurrency Loans, (b) in the case of Tranche A Chips Term Loans and Revolving Credit Loans (including Swing Line Loans), 2.25% for Base Rate Loans and 3.25% for Eurocurrency Loans, and (c) in the case of any Commitment Fee, 0.50%; provided that any such Applicable Margin with




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                                                                              2

         respect to Tranche A Chips Term Loans and Revolving Credit Loans (including Swing Line Loans) shall be adjusted as set forth in the table below based on the ratio of Consolidated Total Debt of the US Borrower to Consolidated EBITDA of the US Borrower, as most recently determined in accordance with subsection 13.1(b), for any quarterly period, but in no event shall any such adjustment be effective prior to the receipt of the financial statements of the US Borrower pursuant to subsection 12.1(b) for the fiscal quarter ended December 31, 2001:


         Ratio of Consolidated                Applicable Margin for                Applicable Margin for
         Total Debt to                        Eurocurrency Revolving Loans and     Base Rate Revolving Loans
         Consolidated                         Tranche A                            and Tranche A Chips Term
         EBITDA                               Chips Term Loans                     Loans
         ---------------------                --------------------------------     -------------------------
         4.50x and above                                     3.25%                            2.25%

         4.00x to but excluding 4.50x                        3.00%                            2.00%

         3.50x to but excluding 4.00x                        2.75%                            1.75%

         Below 3.50x                                         2.50%                            1.50%

         (b) by deleting the words "and the Commitment Fee" in the two places where such words appear after the second table contained in the definition of "Applicable Margin";

         (c) by deleting the following clause where it appears in paragraph (c) of the definition of "Applicable Margin":

                  "and (ii) Commitment Fees payable under subsections 2.4 and
         3.4 shall be 0.500%";

         (d) by deleting the percentages "2.50%" and "1.50%" where such percentages appear in paragraph (c) of the definition of "Applicable Margin" and substituting in lieu thereof the percentages "3.25%" and "2.25%", respectively;

         (e) by deleting clause (A)(vi) of the definition of "Consolidated EBITDA" in its entirety and substituting in lieu thereof the following:

         "(vi) any extraordinary losses (not to exceed $10,000,000 for any period in the case of extraordinary cash losses) and unusual noncash losses (including any such losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation,";


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                                                                             3

         (f) by inserting after clause (A)(vi) of the definition of "Consolidated EBITDA" the following:

                  "and (vii) up to $40,000,000 of cash losses incurred after December 31, 2000 in connection with the Restructuring,";

         (g) by adding thereto the following definitions in their appropriate alphabetical order:

                  "First Amendment": the First Amendment, dated as of April 23, 2001, to this Agreement.

                  "Pending Acquisitions": the pending acquisitions described on
         Schedule 13.9 to the First Amendment.

                  "Restructuring": the restructuring of the North American and European operations of the US Borrower and its Subsidiaries.

               SECTION 3. Amendments to Subsection 12.1 (Financial Statements). Subsection 12.1 of the Credit Agreement is hereby amended by adding thereto the following paragraph (c):

                  "(c) as soon as available, but in any event not later than 45 days after the end of each month, the unaudited consolidated balance sheet of US Borrower as at the end of such month and the related unaudited consolidated statements of income and retained earnings and consolidated statement of cash flows of US Borrower for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form (i) the figures for the previous year and (ii) the figures set forth in the relevant budgets required to be delivered in accordance with subsection 12.2(c);".

               SECTION 4. Amendments to Subsection 12.2 (Certificates; Other Information). Subsection 12.2 of the Credit Agreement is hereby amended by making paragraph (g) thereof paragraph (h) and by inserting the following paragraph (g):

                  "(g) concurrently with the delivery of the financial statements referred to in subsection 12.1(c), a letter from a Responsible Officer describing the business, operations and financial results of the US Borrower and its Subsidiaries, which letter shall include a discussion of the liquidity of the US Borrower and its Subsidiaries as of the date of such financial statements and a projection, prepared in good faith and based upon reasonable assumptions as of the date thereof, of the liquidity of the US Borrower and its Subsidiaries as of the end of the month subsequent to the date of such financial statements;".



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                                                                             4

               SECTION 5. Amendments to Subsection 13.1 (Financial Condition Covenants). Subsection 13.1 of the Credit Agreement is hereby amended as follows:

         (a) by deleting the portion of the table appearing in paragraph (a) thereof relating to the 2nd Calendar Quarter of 2001 through the 4th Calendar Quarter of 2002 and substituting in lieu thereof the following:

         Calendar Quarter                                         Interest Coverage Ratio
         ----------------                                         -----------------------
         2001     2nd                                                  2.25 to 1.00
                  3rd                                                  2.00 to 1.00
                  4th                                                  1.75 to 1.00

         2002     1st                                                  1.75 to 1.00
                  2nd                                                  2.00 to 1.00
                  3rd                                                  2.10 to 1.00
                  4th                                                  2.15 to 1.00

         (b) by deleting the portion of the table appearing in paragraph (b) thereof relating to the 2nd Calendar Quarter of 2001 through the 4th Calendar Quarter of 2002 and substituting in lieu thereof the following:

        Calendar Quarter                                                   Amount
        ----------------                                                   ------
         2001     2nd                                                  4.75 to 1.00
                  3rd                                                  5.25 to 1.00
                  4th                                                  5.75 to 1.00

         2002     1st                                                  5.50 to 1.00
                  2nd                                                  5.30 to 1.00
                  3rd                                                  5.00 to 1.00
                  4th                                                  4.75 to 1.00

         (c) by deleting the portion of the table appearing in paragraph (c) thereof relating to the 2nd Calendar Quarter of 2001 through the 4th Calendar Quarter of 2002 and substituting in lieu thereof the following:

         Calendar Quarter                                                  Ratio
         ----------------                                                  -----
         2001     2nd                                                  2.50 to 1.00
                  3rd                                                  2.80 to 1.00
                  4th                                                  3.05 to 1.00



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                                                                             5


         2002     1st                                                  2.90 to 1.00
                  2nd                                                  2.80 to 1.00
                  3rd                                                  2.65 to 1.00
                  4th                                                  2.50 to 1.00

               SECTION 6. Amendments to Subsection 13.2 (Limitation on Indebtedness). Subsection 13.2 of the Credit Agreement is hereby amended as follows:

                  (a) by deleting the amount "$75,000,000" where it appears in paragraph (b) thereof and substituting in lieu thereof the amount "$37,500,000";

                  (b) by deleting the amount "$50,000,000" where it appears in paragraph (e) thereof and substituting in lieu thereof the amount "$37,500,000";

                  (c) by deleting paragraph (j) thereof in its entirety and substituting in lieu thereof the following:

                  "(j) additional Indebtedness of Subsidiaries of Holdings in an aggregate principal amount outstanding not to exceed the Equivalent Amount of $37,500,000 at any one time;"; and

                  (d) by deleting paragraph (l) thereof in its entirety and substituting in lieu thereof the following:

                           "(l) (i) unsecured Indebtedness of Subsidiaries of
                  Holdings to the seller in any Permitted Acquisition or (ii) Indebtedness assumed in connection with any Permitted Acquisition in an aggregate amount for clauses (i) and (ii) for all Permitted Acquisitions not to exceed the Equivalent Amount of $37,500,000; provided that (A) at the time of incurrence the requirements of subsection 13.9(k) shall be satisfied and (B) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of such Indebtedness occurred on the first day of such period of four consecutive fiscal quarters), the US Borrower shall be in compliance with the covenants contained in subsection 13.1(b) of this Agreement in effect prior to the First Amendment hereof; provided, further, that no such Indebtedness shall be incurred or assumed prior to the receipt of the financial statements of the US Borrower pursuant to subsection 12.1(b) for the fiscal quarter ended December 31, 2001;".



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                                                                            6

               SECTION 7. Amendments to Subsection 13.3 (Limitation on Liens). Subsection 13.3 of the Credit Agreement is hereby amended as follows:

                  (a) by deleting the amount "$40,000,000" where it appears in paragraph (h) thereof and substituting in lieu thereof the amount "$20,000,000"; and

                  (b) by deleting paragraph (o) thereof in its entirety and substituting in lieu thereof the following:

                           "(o) Liens (not otherwise permitted hereunder) which
                  secure obligations not exceeding (as to Subsidiaries of Holdings) the Equivalent Amount of $75,000,000 in aggregate amount at any time outstanding, provided that the aggregate amount of such obligations incurred by Persons that are not Foreign Subsidiaries shall not exceed the Equivalent Amount of $37,500,000; and".

               SECTION 8. Amendment to Subsection 13.6 (Limitation on Sale of Assets). Subsection 13.6 of the Credit Agreement is hereby amended by deleting paragraph (e) thereof in its entirety and substituting in lieu thereof the following:

                  "(e) intercompany sales or transfers of assets made in the ordinary course of business or made pursuant to subsection 13.9(c)(iv);"

               SECTION 9. Amendment to Subsection 13.7 (Limitation on Dividends). Subsection 13.7 of the Credit Agreement is hereby amended by deleting clause (a)(ii) thereof in its entirety and substituting in lieu thereof the following:

                  "(ii) [Intentionally omitted];".

               SECTION 10. Amendments to Subsection 13.8 (Limitation on Capital Expenditures). Subsection 13.8 of the Credit Agreement is hereby amended as follows:

                  (a) by deleting the amount "$130,000,000" where it appears therein corresponding to fiscal year 2002 and substituting in lieu thereof the amount "$140,000,000"; and

                  (b) by deleting the period at the end of the proviso in paragraph (a) thereof and adding thereto the following:

                           "and (iii) the amounts described in the foregoing
                  clauses (i) and (ii) shall not be available for increasing the amount of capital expenditures that may be made during fiscal year 2001.".


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                                                                             7


               SECTION 11. Amendments to Subsection 13.9 (Limitation on Investments, Loans and Advances). Subsection 13.9 of the Credit Agreement is hereby amended as follows:

                  (a) by deleting clause (c)(ii) thereof in its entirety and substituting in lieu thereof the following:

                  "(ii) Investments by Credit Parties in Foreign Subsidiaries of the US Borrower that are not Credit Parties not to exceed $50,000,000 after giving effect to the WHB Acquisition, provided that (A) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such Investment was made on the first day of such period of four consecutive fiscal quarters), the US Borrower shall be in compliance with the covenants contained in subsection 13.1(b) of this Agreement in effect prior to the First Amendment hereof and (B) after giving effect to any such Investment at least $50,000,000 in Revolving Credit Commitments shall be available to the Borrowers, provided, further, that no such Investment shall be made prior to the receipt of the financial statements of the US Borrower pursuant to subsection 12.1(b) for the fiscal quarter ended December 31, 2001 ; and";

                  (b) by adding the following new clause (c)(iv) after clause
         (c)(iii) thereof:

                  "(iv) Investments in Foreign Subsidiaries consisting of transfers of equipment made in connection with the Restructuring, so long as the aggregate book value of such equipment does not exceed $65,000,000;";

                  (c) by deleting paragraph (j) thereof in its entirety and substituting in lieu thereof the following:

                           "(j) in addition to the foregoing and clause (m)
                  below, Investments by Holdings and its Subsidiaries in an aggregate amount not exceeding the Equivalent Amount of $25,000,000 (at cost, without regard to any write down or write up thereof) at any one time outstanding; provided that
                  (A) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such Investment was made on the first day of such period of four consecutive fiscal quarters), the US Borrower shall be in compliance with the covenants contained in subsection 13.1(b) of this Agreement in effect prior to the First Amendment hereof and
                  (B) if such Investment is consummated by Holdings, Holdings shall, immediately following the closing thereof, cause (I) the assets or Capital Stock acquired to be contributed to the US Borrower or its Subsidiaries or (II) the merger of the US Borrower with the Person formed to consummate or acquired in such Investment; provided, further, that no such Investment shall be made prior to the receipt of the financial statements of the US Borrower pursuant to subsection 12.1(b) for the fiscal quarter ended December 31, 2001";



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                                                                             8

                  (d) by deleting clause (k)(iii)(I)(A) thereof in its entirety and substituting in lieu thereof the following:

                  "(A) the US Borrower shall be in compliance with the covenants contained in subsection 13.1 (and, if applicable, the requirements of subsection 13.2) and the covenants contained in subsection 13.1(b) of this Agreement in effect prior to the First Amendment and";

                  (e) by adding the following proviso at the end of paragraph
         (k):

                  "provided, further, that no such Investment shall be made prior to the receipt of the financial statements of the US Borrower pursuant to subsection 12.1(b) for the fiscal quarter ended December 31, 2001"; and

                  (f) by adding thereto the following paragraph (o):

                  "(o) Investments as a result of the Pending Acquisitions."

               SECTION 12. Amendment to Section 13.10 (Limitation on Optional Payments and Modifications of Subordinated Debt Instruments. Section 13.10 of the Credit Agreement is hereby amended by deleting clause (a)(ii) thereof in its entirety and substituting in lieu thereof the following:

         "(ii) optional payments or prepayments, redemptions, defeasances or repurchases of up to $50,000,000 of Senior Subordinated Indebtedness provided that (A) after giving effect thereto (I) on a pro forma basis for the period of four consecutive fiscal quarters most recently ended (assuming such payment, prepayment, redemption, defeasance or repurchase occurred on the first day of such period of four consecutive fiscal quarters), US Borrower shall be in compliance with the covenants contained in subsection 13.1 and the covenants contained in subsection 13.1(b) of this Agreement in effect prior to the First Amendment hereof and (II) at least $50,000,000 in Revolving Credit Commitments shall be available to the Borrowers and (B) the Administrative Agent shall have received calculations in reasonable detail reasonably satisfactory to it showing compliance with the requirements of this clause (ii) certified by a Responsible Officer of the US Borrower, provided, further, that no such optional payment, prepayment, redemption, defeasance or repurchase shall be made pursuant to this clause (ii) prior to the receipt of the financial statements of the US Borrower pursuant to subsection 12.1(b) for the fiscal quarter ended December 31, 2001;".

               SECTION 13. Amendment to Schedules. Schedules 10.1(a), 10.4, 10.6, 10.9, 10.10, 10.13, 10.15, 10.19, 10.21, 13.2, 13.3, 13.4 and 13.9 of the
Credit Agreement are hereby amended by deleting said Schedules in their entirety and substituting in lieu thereof new Schedules in the form of Schedules 10.1(a), 10.4, 10.6, 10.9, 10.10, 10.13, 10.15, 10.19, 10.21, 13.2, 13.3, 13.4 and 13.9
to this Amendment.




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                                                                             9

               SECTION 14. Representations and Warranties. After giving effect to this Amendment, Holdings and the US Borrower (and each Foreign Subsidiary Borrower, only as to itself, and its Subsidiaries) hereby confirm, reaffirm and restate that the representations and warranties set forth in Section 10 of the Credit Agreement are true in all material respects as if made on and as of the date hereof except for any representation or warranty made as of the earlier date, which representation or warranty shall have been true and correct in all material respects as of such earlier date.

               SECTION 15. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Administrative Agent of:

               (a) Amendment. Counterparts of this Amendment, duly executed and delivered by Holdings, the US Borrower and the Foreign Subsidiary Borrowers;

               (b) Lender Consent Letters. Lender Consent Letters (or facsimile transmissions thereof) in the form of Exhibit A, duly executed and delivered by the Required Lenders consenting to the execution of this Amendment by the Administrative Agent;

               (c) Fees. An amendment fee, for the account of the Lenders that have delivered a Lender Consent Letter to the Administrative Agent or its counsel no later than 12:00 p.m., New York City time, on April 20, 2001, in an amount equal to 0.25% of the aggregate amount of the Commitments in effect and Term Loans outstanding of such Lenders; and

               (d) Expenses. Payment of all accrued amounts owing to the Administrative Agent pursuant to subsection 17.5 of the Credit Agreement.

               SECTION 16. Continuing Effect of Credit Agreement. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

               SECTION 17. Governing Law; Counterparts. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                   VIASYSTEMS GROUP, INC.,
                                     as Guarantor


                                   By:   /s/ DAVID M. SINDELAR
                                      --------------------------------------
                                   Name:  David M. Sindelar
                                   Title: Senior Vice President and
                                          Chief Financial Officer


                                   VIASYSTEMS, INC.,
                                     as US Borrower


                                   By:   /s/ DAVID M. SINDELAR
                                      --------------------------------------
                                   Name:  David M. Sindelar
                                   Title: Senior Vice President and
                                          Chief Financial Officer


                                   VIASYSTEMS CANADA, INC.,
                                     as Canadian Borrower


                                   By:   /s/ DAVID M. SINDELAR
                                      --------------------------------------
                                   Name:  David M. Sindelar
                                   Title: Senior Vice President and
                                          Chief Financial Officer


                                   PRINT SERVICE HOLDING N.V.,
                                     as a Foreign Subsidiary Borrower


                                   By:   /s/ DAVID M. SINDELAR
                                      --------------------------------------
                                   Name:  David M. Sindelar
                                   Title: Senior Vice President and
                                          Chief Financial Officer

                                   THE CHASE MANHATTAN BANK,
                                     as Administrative Agent and Collateral
                                     Agent


                                   By: /s/ EDMOND P. DeFOREST
                                       -------------------------------------
                                   Name:  Edmond P. DeForest
                                   Title: Vice President